Exhibit 99.1

KKR & Co. L.P. Announces Fourth Quarter and Full Year 2014 Results

Realization Activity Drives Strong Full Year Distribution

GAAP net income (loss) attributable to KKR & Co. L.P. was ($0.6) million and $477.6 million for the quarter and year ended December 31, 2014, respectively, down from $277.9 million and $691.2 million in the comparable periods of 2013.

Total distributable earnings was $376.3 million for the quarter ended December 31, 2014, down from $510.4 million in the quarter ended December 31, 2013. Total distributable earnings was $2,028.9 million for the year ended December 31, 2014, up from $1,455.9 million for the year ended December 31, 2013.

Distribution per common unit was $0.35 for the quarter ended December 31, 2014, down from $0.48 in the quarter ended December 31, 2013. Distribution per common unit was $1.90 for the year ended December 31, 2014, up from $1.40 in the year ended December 31, 2013.

Economic net income (“ENI”) was $86.6 million and $1,727.2 million for the quarter and year ended December 31, 2014, respectively, down from $789.6 million and $2,195.6 million in the comparable periods of 2013.

ENI after taxes per adjusted unit(1) was $0.05 and $1.84 for the quarter and year ended December 31, 2014, respectively, down from $1.04 and $2.82 in the comparable periods of 2013.

Fee and yield earnings were $208.4 million and $733.3 million for the quarter and year ended December 31, 2014, respectively, up from $140.1 million and $433.9 million in the comparable periods of 2013.

Book value was $10.1 billion on a total reportable segment basis as of December 31, 2014 or $12.07 per adjusted unit.

Return on equity and cash return on equity were 16% and 21%, respectively.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $98.6 billion and $83.0 billion, respectively, as of December 31, 2014.

NEW YORK--(BUSINESS WIRE)--February 10, 2015--KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2014 results.

For the quarter and year ended December 31, 2014, the fair value of our private equity portfolio appreciated 2.7% and 12.8%, respectively.

During the fourth quarter of 2014, KKR held the first closes of its European Fund IV, Infrastructure Fund II and Special Situations Fund II, and held the second close for its Lending Partners II Fund, which added capital commitments of $1.6 billion, $2.0 billion, $0.7 billion and $0.5 billion, respectively.

KKR declares a distribution of $0.35 per common unit, which includes $0.15 of realized cash carry, the 19th consecutive quarter that realized cash carry has been a component of the distribution, bringing full-year distributions to $1.90 per common unit.

“Our realization activity and increasing balance sheet yield translated into $2.0 billion of total distributable earnings and an annual distribution of $1.90 per unit for the year ended December 31, 2014, both of which are the highest figures we’ve reported as a public company,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Additionally, our balance sheet continued to generate strong cash flow, resulting in a 21% cash return on equity in 2014.”

Note: Certain financial measures, including FRE, ENI, ENI after taxes, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits B and C for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) KKR’s reporting of ENI after taxes now includes a reduction for equity-based charges.

GAAP RESULTS

GAAP net income (loss) for the quarter and year ended December 31, 2014, included net income (loss) attributable to KKR & Co. L.P. of ($0.6) million and $477.6 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit of $0.00 and $1.16, respectively, on a diluted basis. For the quarter and year ended December 31, 2013, net income (loss) attributable to KKR & Co. L.P. was $277.9 million and $691.2 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.89 and $2.30, respectively, on a diluted basis. The decreases in net income (loss) were primarily due to a decrease in investment income, partially offset by an increase in KKR & Co. L.P.’s ownership percentage in the KKR business.

SEGMENT RESULTS*

KEY METRICS
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended			Year Ended
	December 31, 2014	December 31, 2013	% Change	December 31, 2014	December 31, 2013	% Change
Total Distributable Earnings
Fees	$256	$296		$1,147	$1,028
Realized Cash Carry	199	250		1,194	690
Net Realized Investment Income	181	251		901	657
Total Cash Revenues	$636	$797	-20%	$3,242	$2,375	37%
Total Cash Expenses and Other	260	287		1,213	919
Total Distributable Earnings	$376	$510	-26%	$2,029	$1,456	39%
Estimated Current Corporate Income Taxes	15	27		97	99
Distributable Earnings, net of taxes	$361	$483	-25%	$1,932	$1,357	42%
Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.44	$0.70	-37%	$2.47	$1.97	25%
Distribution per KKR & Co. L.P. common unit	$0.35	$0.48	-27%	$1.90	$1.40	36%
Payout ratio	80%	69%		77%	71%

Economic Net Income
Management, Monitoring and Transaction Fees, Net	$244	$259		$1,099	$956
Performance Income	256	626		1,352	1,487
Investment Income	(143)	324		505	958
Total Segment Revenues	$357	$1,209	-70%	$2,956	$3,401	-13%
Total Segment Expenses and Other	311	466		1,482	1,382
Economic Net Income, After-Taxes	$46	$743	-94%	$1,474	$2,019	-27%

Economic Net Income, After-Taxes per Adjusted Unit	$0.05	$1.04	-95%	$1.84	$2.82	-35%

Fee and Yield Earnings	$208	$140	49%	$733	$434	69%

Other
Book Value per Adjusted Unit	$12.07	$10.83	11%

				Year Ended
				December 31, 2014	December 31, 2013
Return on Equity				16%	28%
Cash Return on Equity				21%	19%

* All segment financial information presented in this release reflects a new presentation as of the second quarter of 2014 following the closing of the acquisition of KFN.

Private Markets

AUM was $61.5 billion as of December 31, 2014, an increase of $2.3 billion, compared to AUM of $59.2 billion as of September 30, 2014. The increase was primarily attributable to new capital raised in our European Fund IV and Infrastructure Investors Fund II as well as appreciation in the fair value of our private equity portfolio. These increases were offset by distributions to limited partners of our private equity funds arising from realizations.

FPAUM was $47.3 billion as of December 31, 2014, an increase of $1.7 billion, compared to FPAUM of $45.6 billion as of September 30, 2014. The increase was primarily attributable to new capital raised in our European Fund IV and Infrastructure Fund II offset by distributions to limited partners of our private equity funds arising from realizations.

Total segment revenues were $283.4 million for the quarter ended December 31, 2014, a decrease of $730.3 million, compared to total segment revenues of $1,013.7 million for the quarter ended December 31, 2013. Total segment revenues were $2,288.5 million for the year ended December 31, 2014, a decrease of $532.6 million, compared to total segment revenues of $2,821.1 million for the year ended December 31, 2013. The decrease in revenues for the quarter and year ended December 31, 2014 was principally attributable to a decrease in investment income due primarily to net unrealized losses in our energy portfolio, which were only partially offset by appreciation in our private equity portfolio. Additionally, the 2014 period reflected a lower level of carried interest as a result of a lower level of appreciation in our private equity portfolio in the 2014 periods. While the value of our private equity portfolio increased in the 2014 periods, the amount of appreciation was less than that in the prior periods.

ENI was $76.8 million for the quarter ended December 31, 2014, a decrease of $573.5 million, compared to ENI of $650.3 million for the quarter ended December 31, 2013. ENI was $1,337.4 million for the year ended December 31, 2014, a decrease of $489.3 million, compared to ENI of $1,826.7 million for the year ended December 31, 2013. The decreases are primarily the result of the decreases in total segment revenues discussed above.

Public Markets

AUM was $37.1 billion as of December 31, 2014, an increase of $0.1 billion, compared to AUM of $37.0 billion as of September 30, 2014. FPAUM was $35.8 billion as of December 31, 2014, unchanged from FPAUM of $35.8 billion as of September 30, 2014. For both AUM and FPAUM, new capital raised, primarily in our Lending Partners II Fund and our CLOs was largely offset by distributions and redemptions across multiple strategies.

Total segment revenues were $33.5 million for the quarter ended December 31, 2014, a decrease of $116.6 million, compared to total segment revenues of $150.1 million for the quarter ended December 31, 2013. Total segment revenues were $429.9 million for the year ended December 31, 2014, an increase of $10.4 million, compared to total segment revenues of $419.5 million for the year ended December 31, 2013. The decrease in revenues for the quarter ended December 31, 2014 was principally attributable to a decrease in investment income due primarily to net unrealized losses in our CLO and credit portfolios, partially offset by an increase in net interest and dividends relating to the inclusion of yielding assets held by KKR Financial Holdings LLC (“KFN”). The increase in revenues for the year ended December 31, 2014 was principally attributable to an increase in net interest and dividends relating to the inclusion of yielding assets held by KFN as well as a higher level of management fees reflecting new capital raised and acquisitions. These increases were offset by net unrealized losses in our CLO portfolio.

ENI was ($11.4) million for the quarter ended December 31, 2014, a decrease of $122.6 million, compared to ENI of $111.2 million for the quarter ended December 31, 2013. ENI was $240.1 million for the year ended December 31, 2014, a decrease of $19.4 million, compared to ENI of $259.5 million for the year ended December 31, 2013. The decrease for the quarter ended December 31, 2014 was principally attributable to a decrease in investment income due primarily to net unrealized losses in our CLO and credit portfolios, partially offset by an increase in net interest and dividends relating to the inclusion of yielding assets held by KFN. The decrease for the year ended December 31, 2014 was principally attributable to net unrealized losses in our CLO portfolio and higher expenses reflecting acquisitions. These decreases were partially offset by an increase in net interest and dividends relating to the inclusion of yielding assets held by KFN as well as a higher level of management fees reflecting new capital raised and acquisitions.

KFN was acquired on April 30, 2014 and its results are included in KKR’s results beginning on May 1, 2014.

Capital Markets and Other

Total segment revenues were $40.6 million for the quarter ended December 31, 2014, a decrease of $4.1 million, compared to total segment revenues of $44.7 million for the quarter ended December 31, 2013. Total segment revenues were $237.1 million for the year ended December 31, 2014, an increase of $76.8 million, compared to total segment revenues of $160.3 million for the year ended December 31, 2013. The fluctuations in revenues primarily reflect a lower level of overall capital markets transaction activity for the quarter ended December 31, 2014 and a higher level of overall capital markets transaction activity for the year ended December 31, 2014.

ENI was $21.1 million for the quarter ended December 31, 2014, a decrease of $7.0 million, compared to ENI of $28.1 million for the quarter ended December 31, 2013. ENI was $149.6 million for the year ended December 31, 2014, an increase of $40.2 million, compared to ENI of $109.4 million for the year ended December 31, 2013. The decrease for the quarter ended December 31, 2014 primarily reflects a lower level of overall capital markets transaction activity in the 2014 period. The increase for the year ended December 31, 2014 reflects a higher level of overall capital markets transaction activity in the 2014 period, partially offset by higher compensation expense.

CAPITAL AND LIQUIDITY

As of December 31, 2014, KKR had $1.1 billion of cash and short-term investments and $2.6 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of December 31, 2014, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business that had $27.0 million drawn as of December 31, 2014.

As of December 31, 2014, KKR’s portion of total uncalled commitments to its investment funds was $1.2 billion. See Exhibit A for details.

DISTRIBUTION

A distribution of $0.35 per common unit has been declared, comprised of (i) $0.07 per common unit from after-tax FRE, (ii) $0.15 per common unit from realized cash carry, (iii) $0.06 per common unit from KKR’s net realized investment income and (iv) $0.07 per common unit from KFN’s net realized investment income. The distribution will be paid on March 6, 2015 to unitholders of record as of the close of business on February 20, 2015.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Tuesday, February 10, 2015 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 70933841, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, ENI after taxes, fee and yield earnings, fee and yield EBITDA, equity invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila, Avoca or KFN; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 24, 2014, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues
Fees	$212,944	$224,902	$1,110,008	$762,546

Expenses
Compensation and Benefits	253,661	405,687	1,263,852	1,266,592
Occupancy and Related Charges	15,596	15,684	62,564	61,720
General, Administrative and Other	363,904	158,920	869,651	438,826
Total Expenses	633,161	580,291	2,196,067	1,767,138

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	535,943	3,227,327	4,778,232	7,826,082
Dividend Income	205,875	325,507	1,174,501	695,521
Interest Income	271,083	122,509	909,207	474,759
Interest Expense	(119,846)	(26,923)	(317,192)	(99,616)
Total Investment Income (Loss)	893,055	3,648,420	6,544,748	8,896,746

Income (Loss) Before Taxes	472,838	3,293,031	5,458,689	7,892,154

Income Taxes	6,524	12,401	63,669	37,926

Net Income (Loss)	466,314	3,280,630	5,395,020	7,854,228

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(4,707)	36,263	(3,341)	62,255
Net Income (Loss) Attributable to
Noncontrolling Interests	471,604	2,966,454	4,920,750	7,100,747

Net Income (Loss) Attributable to KKR & Co. L.P.	$(583)	$277,913	$477,611	$691,226

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.00	$0.96	$1.25	$2.51
Diluted (a)	$0.00	$0.89	$1.16	$2.30
Weighted Average Common Units Outstanding
Basic	431,432,521	288,045,501	381,092,394	274,910,628
Diluted (a)	458,982,859	312,340,336	412,049,275	300,254,090

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$178,064	$173,912	$175,246	$726,043	$665,630
Monitoring Fees	38,738	30,449	26,282	135,160	120,267
Transaction Fees	53,292	158,564	104,475	459,677	336,686
Fee Credits	(25,728)	(61,811)	(47,014)	(222,037)	(166,612)
Total Management, Monitoring and Transaction Fees, Net	244,366	301,114	258,989	1,098,843	955,971

Performance Income
Realized Carried Interest	198,597	246,026	250,500	1,193,661	690,027
Incentive Fees	11,301	8,009	36,695	47,807	72,359
Unrealized Carried Interest	46,120	56,192	338,675	110,133	724,141
Total Performance Income	256,018	310,227	625,870	1,351,601	1,486,527

Investment Income (Loss)
Net Realized Gains (Losses)	62,219	162,795	230,882	628,403	635,633
Net Unrealized Gains (Losses)	(324,416)	(37,833)	72,825	(396,425)	301,262
Total Realized and Unrealized	(262,197)	124,962	303,707	231,978	936,895
Net Interest and Dividends	119,325	82,254	19,974	273,175	21,506
Total Investment Income (Loss)	(142,872)	207,216	323,681	505,153	958,401

Total Segment Revenues	357,512	818,557	1,208,540	2,955,597	3,400,899

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	90,556	108,790	95,945	399,705	343,772
Realized Allocation to Carry Pool	79,439	98,411	100,200	477,465	276,011
Unrealized Allocation to Carry Pool	21,508	22,696	141,197	49,459	306,938
Total Compensation and Benefits	191,503	229,897	337,342	926,629	926,721
Occupancy and Related Charges	14,383	14,458	14,264	57,787	56,327
Other Operating Expenses	61,685	60,272	65,342	229,069	215,883
Total Segment Expenses	267,571	304,627	416,948	1,213,485	1,198,931

Income (Loss) attributable to noncontrolling interests	3,349	5,189	1,943	14,946	6,387

Economic Net Income (Loss) (a)	$86,592	$508,741	$789,649	$1,727,166	$2,195,581

Provision for Income Taxes	3,951	47,361	16,048	94,223	61,601
Equity-based Charges	36,607	42,090	30,128	158,927	114,709

Economic Net Income (Loss), After Taxes (b)	$46,034	$419,290	$743,473	$1,474,016	$2,019,271

Economic Net Income (Loss), After Taxes Per Adjusted Unit	$0.05	$0.50	$1.04	$1.84	$2.82

Weighted Average Adjusted Units (Fully Diluted Basis) (a)	838,067,975	835,957,683	716,807,180	800,247,988	714,835,941

Assets Under Management	$98,612,500	$96,149,900	$94,320,300	$98,612,500	$94,320,300
Fee Paying Assets Under Management	$83,046,400	$81,356,700	$77,397,500	$83,046,400	$77,397,500
Equity Invested and Syndicated Capital	$2,343,900	$4,751,400	$2,943,500	$12,818,100	$8,506,000
Uncalled Commitments	$21,113,700	$17,555,400	$22,463,900	$21,113,700	$22,463,900

Other Information
Fee Related Earnings	$89,043	$125,603	$120,133	$460,089	$412,348
Plus: Net Interest and Dividends	119,325	82,254	19,974	273,175	21,506
Fee and Yield Earnings (a)	$208,368	$207,857	$140,107	$733,264	$433,854
Plus: Depreciation and Amortization	3,830	3,777	3,658	15,782	14,648
Plus: Core Interest Expense	27,050	23,347	17,004	88,002	65,662
Fee and Yield EBITDA (a)	$239,248	$234,981	$160,769	$837,048	$514,164

Total Distributable Earnings (a)	$376,326	$504,817	$510,351	$2,028,924	$1,455,878

GAAP interest expense	$119,846	$96,618	$26,923	$317,192	$99,616
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	92,796	73,271	9,919	229,190	33,954
Core Interest Expense (a)	$27,050	$23,347	$17,004	$88,002	$65,662

(a)	See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”
(b)	Represents economic net income (loss) after reductions for income taxes and equity-based charges.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$111,186	$107,443	$118,781	$453,210	$459,496
Monitoring Fees	38,738	30,449	26,282	135,160	120,267
Transaction Fees	8,480	67,772	53,507	214,612	150,118
Fee Credits	(16,054)	(58,810)	(39,509)	(198,680)	(136,662)
Total Management, Monitoring and Transaction Fees, Net	142,350	146,854	159,061	604,302	593,219

Performance Income
Realized Carried Interest	198,597	236,126	250,500	1,159,011	690,027
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	34,070	53,776	321,549	70,058	661,803
Total Performance Income	232,667	289,902	572,049	1,229,069	1,351,830

Investment Income (Loss)
Net Realized Gains (Losses)	60,768	165,047	230,532	609,905	632,282
Net Unrealized Gains (Losses)	(201,497)	8,293	42,312	(245,260)	252,466
Total Realized and Unrealized	(140,729)	173,340	272,844	364,645	884,748
Net Interest and Dividends	49,084	21,463	9,745	90,499	(8,665)
Total Investment Income (Loss)	(91,645)	194,803	282,589	455,144	876,083

Total Segment Revenues	283,372	631,559	1,013,699	2,288,515	2,821,132

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	55,750	59,991	66,994	239,161	231,911
Realized Allocation to Carry Pool	79,439	94,451	100,200	463,605	276,011
Unrealized Allocation to Carry Pool	16,688	21,729	134,347	33,430	282,003
Total Compensation and Benefits	151,877	176,171	301,541	736,196	789,925
Occupancy and Related Charges	10,687	11,460	12,110	45,471	48,045
Other Operating Expenses	43,754	44,619	49,466	168,021	154,982
Total Segment Expenses	206,318	232,250	363,117	949,688	992,952

Income (Loss) attributable to noncontrolling interests	232	342	256	1,424	1,498

Economic Net Income (Loss)	$76,822	$398,967	$650,326	$1,337,403	$1,826,682

Assets Under Management	$61,505,800	$59,168,300	$61,242,900	$61,505,800	$61,242,900
Fee Paying Assets Under Management	$47,262,500	$45,591,600	$50,156,300	$47,262,500	$50,156,300
Equity Invested	$828,000	$2,389,200	$2,122,600	$7,223,400	$5,840,900
Uncalled Commitments	$18,272,400	$14,907,300	$20,101,600	$18,272,400	$20,101,600

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$66,878	$66,469	$56,465	$272,833	$206,134
Monitoring Fees	-	-	-	-	-
Transaction Fees	10,511	3,262	9,431	27,145	40,314
Fee Credits	(9,674)	(3,001)	(7,505)	(23,357)	(29,950)
Total Management, Monitoring and Transaction Fees, Net	67,715	66,730	58,391	276,621	216,498

Performance Income
Realized Carried Interest	-	9,900	-	34,650	-
Incentive Fees	11,301	8,009	36,695	47,807	72,359
Unrealized Carried Interest	12,050	2,416	17,126	40,075	62,338
Total Performance Income	23,351	20,325	53,821	122,532	134,697

Investment Income (Loss)
Net Realized Gains (Losses)	1,417	(630)	2,404	20,550	8,532
Net Unrealized Gains (Losses)	(121,340)	(46,118)	29,127	(148,893)	43,108
Total Realized and Unrealized	(119,923)	(46,748)	31,531	(128,343)	51,640
Net Interest and Dividends	62,398	53,335	6,393	159,132	16,622
Total Investment Income (Loss)	(57,525)	6,587	37,924	30,789	68,262

Total Segment Revenues	33,541	93,642	150,136	429,942	419,457

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	25,174	26,787	17,082	105,610	77,378
Realized Allocation to Carry Pool	-	3,960	-	13,860	-
Unrealized Allocation to Carry Pool	4,820	967	6,850	16,029	24,935
Total Compensation and Benefits	29,994	31,714	23,932	135,499	102,313
Occupancy and Related Charges	3,026	2,518	1,800	10,260	6,863
Other Operating Expenses	11,502	10,929	12,567	42,412	49,210
Total Segment Expenses	44,522	45,161	38,299	188,171	158,386

Income (Loss) attributable to noncontrolling interests	394	335	625	1,636	1,560

Economic Net Income (Loss)	$(11,375)	$48,146	$111,212	$240,135	$259,511

Assets Under Management	$37,106,700	$36,981,600	$33,077,400	$37,106,700	$33,077,400
Fee Paying Assets Under Management	$35,783,900	$35,765,100	$27,241,200	$35,783,900	$27,241,200
Equity Invested	$1,126,700	$442,200	$690,900	$3,027,400	$1,553,000
Uncalled Commitments	$2,841,300	$2,648,100	$2,362,300	$2,841,300	$2,362,300
Gross Dollars Invested	$1,545,600	$1,122,100	$1,481,100	$4,425,600	$4,213,300

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND OTHER SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$-	$-	$-	$-	$-
Monitoring Fees	-	-	-	-	-
Transaction Fees	34,301	87,530	41,537	217,920	146,254
Fee Credits	-	-	-	-	-
Total Management, Monitoring and Transaction Fees, Net	34,301	87,530	41,537	217,920	146,254

Performance Income
Realized Carried Interest	-	-	-	-	-
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	-	-	-	-	-
Total Performance Income	-	-	-	-	-

Investment Income (Loss)
Net Realized Gains (Losses)	34	(1,622)	(2,054)	(2,052)	(5,181)
Net Unrealized Gains (Losses)	(1,579)	(8)	1,386	(2,272)	5,688
Total Realized and Unrealized	(1,545)	(1,630)	(668)	(4,324)	507
Net Interest and Dividends	7,843	7,456	3,836	23,544	13,549
Total Investment Income (Loss)	6,298	5,826	3,168	19,220	14,056

Total Segment Revenues	40,599	93,356	44,705	237,140	160,310

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	9,632	22,012	11,869	54,934	34,483
Realized Allocation to Carry Pool	-	-	-	-	-
Unrealized Allocation to Carry Pool	-	-	-	-	-
Total Compensation and Benefits	9,632	22,012	11,869	54,934	34,483
Occupancy and Related Charges	670	480	354	2,056	1,419
Other Operating Expenses	6,429	4,724	3,309	18,636	11,691
Total Segment Expenses	16,731	27,216	15,532	75,626	47,593

Income (Loss) attributable to noncontrolling interests	2,723	4,512	1,062	11,886	3,329

Economic Net Income (Loss)	$21,145	$61,628	$28,111	$149,628	$109,388

Syndicated Capital	$389,200	$1,920,000	$130,000	$2,567,300	$1,112,100

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)
	As of December 31, 2014		As of December 31, 2013

Cash and short-term investments	$1,121,385		$2,161,097
Investments	9,807,606	(a)	4,980,265
Unrealized carry	1,283,022	(b)	1,179,338	(b)
Other assets	999,654		662,357
Total assets	$13,211,667		$8,983,057

Debt obligations - KKR (ex-KFN)	$1,527,000		$1,000,000
Debt obligations - KFN	657,310		-
Preferred shares - KFN	373,750		-
Other liabilities	413,808		149,196
Total liabilities	2,971,868		1,149,196

Noncontrolling interests	121,574		71,261

Book value	$10,118,225		$7,762,600

Book value per adjusted unit	$12.07		$10.83

(a) See schedule of investments that follows on the next page.

(b) Unrealized Carry	As of December 31, 2014		As of December 31, 2013
Private Markets	$1,196,633		$1,116,996
Public Markets	86,389		62,342
Total	$1,283,022		$1,179,338

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of December 31, 2014
Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,604,897	$3,102,928	31.6%
Private Equity Funds	860,019	1,055,443	10.8%
Private Equity Total	3,464,916	4,158,371	42.4%

Energy	918,361	694,862	7.1%
Real Estate	495,922	514,115	5.2%
Infrastructure	78,356	82,673	0.8%
Real Assets Total	1,492,639	1,291,650	13.1%

Private Markets Total	4,957,555	5,450,021	55.5%

CLOs	1,611,056	1,497,923	15.3%
Alternative Credit	1,041,013	1,103,807	11.3%
Liquid Credit	312,581	332,006	3.4%
Public Markets Total	2,964,650	2,933,736	30.0%

Other	1,141,216	1,168,325	11.9%
Specialty Finance	266,083	255,524	2.6%

Capital Markets and Other Total	1,407,299	1,423,849	14.5%

Total Investments	$9,329,504	$9,807,606	100.0%

Significant Aggregate Portfolio Company Investments: (a)
First Data Corporation	$1,061,332	$1,123,462	11.5%
Alliance Boots GmbH	221,684	738,320	7.5%
Biomet, Inc.	164,644	229,342	2.3%
HCA Inc.	29,455	183,666	1.9%
Kion Group GmbH	87,536	116,539	1.2%
	1,564,651	2,391,329	24.4%
Other Investments	7,764,853	7,416,277	75.6%
Total Investments	$9,329,504	$9,807,606	100.0%

(a)	The significant aggregate portfolio company investments include the top five private equity investments in portfolio companies (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of December 31, 2014. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2014

September 30, 2014	$59,168,300	$36,981,600		$96,149,900
New Capital Raised	3,607,000	2,231,000		5,838,000
Distributions	(2,100,600)	(1,982,600)	(d)	(4,083,200)
Change in Value	831,100	(123,300)		707,800
December 31, 2014	$61,505,800	$37,106,700		$98,612,500

Year Ended December 31, 2014

December 31, 2013	$61,242,900	$33,077,400		$94,320,300
New Capital Raised	6,056,000	7,253,000		13,309,000
Acquisitions (a)	-	8,423,000		8,423,000
KFN Acquisition (b)	-	(4,511,900)		(4,511,900)
Distributions	(10,724,800)	(7,271,200)	(e)	(17,996,000)
Net Changes in Fee Base of Certain Funds (c)	(933,800)	-		(933,800)
Change in Value	5,865,500	136,400		6,001,900
December 31, 2014	$61,505,800	$37,106,700		$98,612,500

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2014

September 30, 2014	$45,591,600	$35,765,100		$81,356,700
New Capital Raised	3,279,200	2,056,700		5,335,900
Distributions	(1,445,700)	(1,847,400)	(d)	(3,293,100)
Change in Value	(162,600)	(190,500)		(353,100)
December 31, 2014	$47,262,500	$35,783,900		$83,046,400

Year Ended December 31, 2014

December 31, 2013	$50,156,300	$27,241,200		$77,397,500
New Capital Raised	5,298,500	8,913,800		14,212,300
Acquisitions (a)	-	7,971,000		7,971,000
KFN Acquisition (b)	-	(2,684,700)		(2,684,700)
Distributions	(6,833,800)	(5,233,400)	(e)	(12,067,200)
Net Changes in Fee Base of Certain Funds (c)	(964,700)	-		(964,700)
Change in Value	(393,800)	(424,000)		(817,800)
December 31, 2014	$47,262,500	$35,783,900		$83,046,400

*	Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.

(a)	Represents the AUM and FPAUM of Avoca.
(b)	Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from AUM and FPAUM.
(c)	Represents the impact of certain funds entering the post-investment period.
(d)	Includes $1,136.1 million of redemptions by fund investors.
(e)	Includes $3,303.9 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of December 31, 2014
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV	12/2014	12/2020	$1,609.8	$1,609.8	12.0%	$-	$-	$-	$-
Asian Fund II	4/2013	4/2019	5,825.0	4,065.0	1.3%	1,760.0	-	1,760.0	2,180.0
North America Fund XI	9/2012	9/2018	8,718.4	4,535.3	2.9%	4,183.1	205.6	4,183.1	5,308.1
China Growth Fund	11/2010	11/2016	1,010.0	507.5	1.0%	502.5	42.4	485.0	540.5
E2 Investors (Annex Fund)	8/2009	11/2013	208.7	12.9	4.6%	195.8	163.1	36.1	152.2
European Fund III	3/2008	3/2014	6,177.4	693.7	4.6%	5,483.7	3,635.6	3,848.3	4,797.3
Asian Fund	7/2007	4/2013	3,983.3	168.0	2.5%	3,815.3	4,192.9	2,405.3	3,632.2
2006 Fund	9/2006	9/2012	17,642.2	553.1	2.1%	17,089.1	13,758.1	9,782.6	15,886.9
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	5,559.5	1,470.3	2,487.2
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	11,342.9	1,318.7	2,288.0
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,736.6	-	40.9
Total Private Equity Funds			60,011.0	12,145.3		47,865.7	47,636.7	25,289.4	37,313.3

Co-Investment Vehicles	Various	Various	3,462.0	786.5	Various	2,675.5	1,034.7	2,356.4	3,058.4

Total Private Equity			63,473.0	12,931.8		50,541.2	48,671.4	27,645.8	40,371.7

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,476.1	12.8%	498.1	78.1	467.0	352.6
Natural Resources Fund	Various	Various	889.5	72.0	Various	817.5	96.6	742.9	273.7
Global Energy Opportunities	Various	Various	1,032.5	909.1	Various	123.4	27.7	118.8	53.5
Infrastructure Fund	9/2010	10/2014	1,040.7	153.1	4.8%	887.6	81.8	887.6	922.0
Infrastructure Fund II	10/2014	10/2020	1,990.7	1,940.3	6.3%	50.4	-	50.4	47.2
Infrastructure Co-Investments	Various	Various	1,104.5	-	Various	1,104.5	296.6	1,104.5	1,470.6
Real Estate Partners Americas	5/2013	12/2016	1,330.2	790.0	16.3%	540.2	229.8	438.8	484.0
Real Assets			9,362.3	5,340.6		4,021.7	810.6	3,810.0	3,603.6

Private Markets Total			72,835.3	18,272.4		54,562.9	49,482.0	31,455.8	43,975.3

Public Markets

Special Situations Fund	12/2012	12/2015	1,441.6	149.3	11.6%	1,292.3	39.0	1,292.3	1,530.4
Special Situations Fund II	12/2014	(b)	659.0	659.0	22.9%	-	-	-	-
Mezzanine Fund	3/2010	8/2015	1,022.8	269.0	3.5%	753.8	248.2	628.3	759.3
Direct Lending Fund	12/2011	12/2014	414.3	-	15.6%	414.3	93.0	402.0	412.6
Direct Lending Fund II	06/2014	06/2017	1,046.4	529.1	4.8%	517.3	-	517.3	522.2
Other Alternative Credit Vehicles	Various	Various	3,647.4	1,234.9	Various	2,412.5	1,090.1	1,802.7	2,106.6

Public Markets Total			8,231.5	2,841.3		5,390.2	1,470.3	4,642.6	5,331.1

Grand Total			$81,066.8	$21,113.7		$59,953.1	$50,952.3	$36,098.4	$49,306.4

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	Three years from final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash Revenues
Fees	$255,667	$309,123	$295,684	$1,146,650	$1,028,330
Realized cash carry	198,597	246,026	250,500	1,193,661	690,027
Net realized investment income - KKR (ex-KFN)	120,618	192,146	250,856	751,367	657,139
Net realized investment income - KFN	60,926	52,903	-	150,211	-
Total Cash Revenues	635,808	800,198	797,040	3,241,889	2,375,496

Cash Expenses
Cash compensation and benefits	90,556	108,790	95,945	399,705	343,772
Realized cash carry allocated to carry pool	79,439	98,411	100,200	477,465	276,011
Occupancy and related charges	14,383	14,458	14,264	57,787	56,327
Other operating expenses	61,685	60,272	65,342	229,069	215,883
Total Cash Expenses	246,063	281,931	275,751	1,164,026	891,993

Cash income (loss) before noncontrolling interests and local taxes	389,745	518,267	521,289	2,077,863	1,483,503

Less: local income taxes	(10,070)	(8,261)	(8,995)	(33,993)	(21,238)
Less: noncontrolling interests	(3,349)	(5,189)	(1,943)	(14,946)	(6,387)
Total Distributable Earnings	376,326	504,817	510,351	2,028,924	1,455,878

Less: estimated current corporate income taxes	(15,113)	(29,505)	(26,809)	(97,088)	(98,814)

Distributable Earnings, net of taxes	361,213	475,312	483,542	1,931,836	1,357,064

Less: Undistributed net realized investment income - KKR (ex-KFN)	(72,371)	(115,288)	(150,514)	(450,821)	(394,285)

Distributed Earnings	$288,842	$360,024	$333,028	$1,481,015	$962,779

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.44	$0.59	$0.70	$2.47	$1.97

Distribution per KKR & Co. L.P. common unit	$0.35	$0.45	$0.48	$1.90	$1.40

Components of Distribution per KKR & Co. L.P. Common unit

After-tax FRE	$0.07	$0.10	$0.12	$0.41	$0.42
Realized Cash Carry	$0.15	$0.18	$0.22	$0.91	$0.60
Distributed Net Realized Investment Income - KKR (ex-KFN)	$0.06	$0.10	$0.14	$0.39	$0.38
Distributed Net Realized Investment Income - KFN	$0.07	$0.07	$-	$0.19	$-

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.18	$0.18	$0.13	$0.67	$0.43

Adjusted Units Eligible For Distribution	813,647,533	808,698,012	692,512,345

Payout Ratio	80.0%	75.7%	68.9%	76.7%	70.9%

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of the KKR’s investment management business, 40% of the net realized investment income of KKR (other than KFN), and 100% of the net realized investment income of KFN, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) 40% of the net realized investment income from KKR (other than KFN) and (iv) 100% of the net realized investment income from KFN. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan (“Equity Incentive Plan”); (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan or other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments’ investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR (ex-KFN) refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income — KKR (ex-KFN) and (iv) net realized investment income — KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly-owned by KKR); and (v) the fair value of other assets managed by KKR. AUM excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds or CLOs, for only those funds or CLOs where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Other segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Distributable Earnings, net of taxes on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$192,700
Energy Income and Growth Fund	191,100
North America Fund XI	171,000
Real Estate Partners Americas	128,600
Infrastructure II	121,600
European Fund III	53,700
Asian Fund II	52,000
2006 Fund	23,400
Other Private Markets Funds	19,000
Co-Investment Vehicles	29,500
Total Private Markets Commitments	982,600

Public Markets
Special Situations Vehicles	218,700
Direct Lending Vehicles	16,300
Mezzanine Fund	11,700
Other Credit Vehicles	2,000
Total Public Markets Commitments	248,700

Total Uncalled Commitments	$1,231,300

KKR
EXHIBIT B
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$(0.00)	$0.21	$0.96
Weighted Average Common Units Outstanding - Basic	431,432,521	419,961,455	288,045,501
Net income (loss) attributable to KKR & Co. L.P.	(583)	89,938	277,913
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(3,365)	100,910	393,739
Plus: Non-cash equity-based charges	55,968	83,950	60,331
Plus: Amortization of intangibles and other, net	28,048	204,676	45,265
Plus: Income taxes	6,524	29,267	12,401
Economic net income (loss)	86,592	508,741	789,649
Less: Provision for income taxes	3,951	47,361	16,048
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	36,607	42,090	30,128
Economic net income (loss) after taxes	46,034	419,290	743,473
Weighted Average Adjusted Units	838,067,975	835,957,683	716,807,180
Economic net income (loss) after taxes per adjusted unit	$0.05	$0.50	$1.04

	Year Ended
	December 31, 2014	December 31, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.25	$2.51
Weighted Average Common Units Outstanding - Basic	381,092,394	274,910,628
Net income (loss) attributable to KKR & Co. L.P.	477,611	691,226
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	585,135	1,056,126
Plus: Non-cash equity-based charges	310,403	307,514
Plus: Amortization of intangibles and other, net	290,348	102,789
Plus: Income taxes	63,669	37,926
Economic net income (loss)	1,727,166	2,195,581
Less: Provision for income taxes	94,223	61,601
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	158,927	114,709
Economic net income (loss) after taxes	1,474,016	2,019,271
Weighted Average Adjusted Units	800,247,988	714,835,941
Economic net income (loss) after taxes per adjusted unit	$1.84	$2.82

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, TOTAL DISTRIBUTABLE EARNINGS, AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013

Net income (loss) attributable to KKR & Co. L.P.	$ (583)	$ 89,938	$ 277,913
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(3,365)	100,910	393,739
Plus: Non-cash equity-based charges	55,968	83,950	60,331
Plus: Amortization of intangibles and other, net	28,048	204,676	45,265
Plus: Income taxes	6,524	29,267	12,401
Economic net income (loss)	86,592	508,741	789,649
Plus: Income attributable to segment noncontrolling interests	3,349	5,189	1,943
Less: Total investment income (loss)	(142,872)	207,216	323,681
Less: Net carried interest	143,770	181,111	347,778
Fee related earnings	89,043	125,603	120,133
Plus: Net interest and dividends	119,325	82,254	19,974
Fee and yield earnings	208,368	207,857	140,107
Plus: Depreciation and amortization	3,830	3,777	3,658
Plus: Core interest expense	27,050	23,347	17,004
Fee and yield EBITDA	239,248	234,981	160,769
Less: Depreciation and amortization	3,830	3,777	3,658
Less: Core interest expense	27,050	23,347	17,004
Less: Net interest and dividends	119,325	82,254	19,974
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	119,158	147,615	150,300
Plus: Net realized investment income - KKR (ex-KFN)	120,618	192,146	250,856
Plus: Net realized investment income - KFN	60,926	52,903	-
Less: Local income taxes and noncontrolling interests	13,419	13,450	10,938
Total distributable earnings	376,326	504,817	510,351
Plus: Depreciation and amortization	3,830	3,777	3,658
Plus: Core interest expense	27,050	23,347	17,004
Plus: Local income taxes and noncontrolling interests	13,419	13,450	10,938
Total EBITDA	$ 420,625	$ 545,391	$ 541,951

	Year Ended
	December 31, 2014	December 31, 2013

Net income (loss) attributable to KKR & Co. L.P.	$ 477,611	$ 691,226
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	585,135	1,056,126
Plus: Non-cash equity-based charges	310,403	307,514
Plus: Amortization of intangibles and other, net	290,348	102,789
Plus: Income taxes	63,669	37,926
Economic net income (loss)	1,727,166	2,195,581
Plus: Income attributable to segment noncontrolling interests	14,946	6,387
Less: Total investment income (loss)	505,153	958,401
Less: Net carried interest	776,870	831,219
Fee related earnings	460,089	412,348
Plus: Net interest and dividends	273,175	21,506
Fee and yield earnings	733,264	433,854
Plus: Depreciation and amortization	15,782	14,648
Plus: Core interest expense	88,002	65,662
Fee and yield EBITDA	837,048	514,164
Less: Depreciation and amortization	15,782	14,648
Less: Core interest expense	88,002	65,662
Less: Net interest and dividends	273,175	21,506
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	716,196	414,016
Plus: Net realized investment income - KKR (ex-KFN)	751,367	657,139
Plus: Net realized investment income - KFN	150,211	-
Less: Local income taxes and noncontrolling interests	48,939	27,625
Total distributable earnings	2,028,924	1,455,878
Plus: Depreciation and amortization	15,782	14,648
Plus: Core interest expense	88,002	65,662
Plus: Local income taxes and noncontrolling interests	48,939	27,625
Total EBITDA	$ 2,181,647	$ 1,563,813

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	December 31, 2014	December 31, 2013

KKR & Co. L.P. partners’ capital	$5,382,691	$2,722,010

Noncontrolling interests held by KKR Holdings L.P.	4,661,679	5,116,761

Equity impact of KKR Management Holdings Corp. and other	73,855	(76,171)

Book value	10,118,225	7,762,600

Adjusted units	838,020,974	716,676,699

Book value per adjusted unit	$12.07	$10.83

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)

	December 31, 2014	December 31, 2013

Cash and cash equivalents	$918,080	$1,306,383

Liquid short-term investments	203,305	854,714

Cash and short-term investments	$1,121,385	$2,161,097

KKR
EXHIBIT C

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING - BASIC TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Weighted Average GAAP Common Units Outstanding - Basic	431,432,521	419,961,455	288,045,501
Adjustments:
Weighted Average Unvested Common Units and Other Securities(a)	27,550,338	32,058,287	24,294,835
Weighted Average GAAP Common Units Outstanding - Diluted	458,982,859	452,019,742	312,340,336
Adjustments:
Weighted Average KKR Holdings Units (b)	379,085,116	383,937,941	404,466,844
Weighted Average Adjusted Units	838,067,975	835,957,683	716,807,180

	Year Ended
	December 31, 2014	December 31, 2013
Weighted Average GAAP Common Units Outstanding - Basic	381,092,394	274,910,628
Adjustments:
Weighted Average Unvested Common Units and Other Securities(a)	30,956,881	25,343,462
Weighted Average GAAP Common Units Outstanding - Diluted	412,049,275	300,254,090
Adjustments:
Weighted Average KKR Holdings Units (b)	388,198,713	414,581,851
Weighted Average Adjusted Units	800,247,988	714,835,941

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING - BASIC TO ADJUSTED UNITS AND ADJUSTED UNITS ELIGIBLE FOR DISTRIBUTION (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units and Adjusted Units Eligible for Distribution.

	December 31, 2014	December 31, 2013
GAAP Common Units Outstanding - Basic	433,330,540	288,143,327
Unvested Common Units and Other Securities(a)	27,493,685	24,164,354
GAAP Common Units Outstanding - Diluted	460,824,225	312,307,681
Adjustments:
KKR Holdings Units (b)	377,196,749	404,369,018
Adjusted Units	838,020,974	716,676,699
Adjustments:
Unvested Common Units and Other Securities(a)	(24,373,441)	(24,164,354)
Adjusted Units Eligible For Distribution	813,647,533	692,512,345

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and in the case of the twelve months ended December 31, 2014 other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson, +1-877-610-4910 (U.S.)
+1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller, +1-212-750-8300
media@kkr.com